                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 57                                 Trade Date: 03/03/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 03/06/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 4, 2003




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFF6              $2,162,000.00              4.15%                 03/15/13                 100%



    Interest Payment
       Frequency                                                             Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption    (including the redemption price)
    ----------------        -----------------      ------------------       --------------------------------
        04/15/03                   Yes                   Yes                           100% 03/15/04
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,136,596.50             $25,403.50                $2.00             ABN AMRO Financial
                                                                             Services, Inc.